Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report  dated March 15, 2017 relating to the financial statements,  which appears in uniQure N.V.’s Annual Report on Form 10-K for the year ended December 31, 2016.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Accountants N.V.

/s/ R.M.N. Admiraal RA
Eindhoven, The Netherlands
December 14, 2017